UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC
6.375% Junior Subordinated Notes due 2086	SRJN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2026, Spire Inc. (“Spire” or the “Company”) entered into a Delayed Draw Term Loan Agreement (the “DDTL Agreement”) with Mizuho Bank, Ltd., as administrative agent, joint lead arranger, and joint bookrunner, U.S. Bank National Association, as syndication agent, joint lead arranger, and joint bookrunner, Regions Bank and The Toronto-Dominion Bank, New York Branch, as co-documentation agents, and Bank of America, N.A. and Commerce Bank, as co-managing agents, and the banks party thereto. The DDTL Agreement provides for an aggregate $400 million of delayed draw senior unsecured term loan commitments. More specifically, during the availability period ending on the earliest of (i) the date the commitments are fully utilized, (ii) the date of the fourth borrowing under the DDTL Agreement, and (iii) December 31, 2026, the Company may request up to four borrowings under the DDTL Agreement. The proceeds of the DDTL Agreement may be used for general corporate purposes. Loans under the DDTL Agreement bear interest, at the Company's election, at either (a) a base rate or (b) Adjusted Term SOFR plus an applicable margin of 0.80% per annum. The facility matures 364 days after the effective date of the DDTL Agreement.

The DDTL Agreement contains representations and warranties, affirmative and negative covenants and events of default that are customary for facilities of this type, including a requirement that the Company maintain a consolidated capitalization ratio of not more than 70% at the end of each fiscal quarter. The DDTL Agreement also contains customary events of default, including defaults relating to payment obligations, covenant compliance, bankruptcy and insolvency events, material judgments, certain cross-defaults to other indebtedness and changes of control. Upon the occurrence and continuation of an event of default, the commitments under the facility may be terminated and amounts outstanding thereunder may be declared immediately due and payable.

The foregoing description of the DDTL Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DDTL Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits:

Exhibit No.	Description
10.1

Delayed Draw Term Loan Agreement, dated as of August 31, 2026, with Mizuho Bank, Ltd., as administrative agent, joint lead arranger, and joint bookrunner, U.S. Bank National Association, as syndication agent, joint lead arranger, and joint bookrunner, Regions Bank and The Toronto-Dominion Bank, New York Branch, as co-documentation agents, and Bank of America, N.A. and Commerce Bank, as co-managing agents.

104	Cover Page Interactive Data File (formatted in Inline XBRL and included in the Interactive Data Files submitted under Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date:	September 1, 2026	By:	/s/ Adam Woodard
Adam Woodard Executive Vice President and Chief Financial Officer